UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2016

ENVISION SOLAR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53204	26-1342810
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9270 Trade Place, San Diego, CA	92126
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 799-4583

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8.  OTHER EVENTS

Item 8.01. Other events

Effective November 20, 2015, Envision Solar International, Inc., a Nevada corporation (the "Company"), entered into a Cooperation Agreement (the "Agreement") with Fuzehou Leshenghuo E-Commerce Limited Company ("FLELC") pursuant to which the Company has appointed FLELC as its exclusive agent to promote the sale of the Company's products and services in Fujian Province of the People's Republic of China ("PRC").  FLELC is a Chinese company, domiciled in Fuzhou City in Fujian Province of the PRC, which has provided the Company with significant market research, sales promotions, and resource integration services, and played a fundamental role in assisting the Company to open and expand the China marketplace for its Solar EV charging products.  FLELC has agreed to work exclusively with the Company in Fujian Province for that purpose.  The term of the Agreement runs from November 20, 2015 until November 20, 2018, during which period FLELC agrees to seek customers, sales, strategic partners, and potential manufacturing opportunities exclusively for the Company, including suitable opportunities with China state-owned enterprises.  The Company and FLELC may establish one or more jointly owned entities to conduct business together in China, and particularly in Fujian Province, where their relationship is exclusive.  FLELC is expected to own a percentage of equity in the businesses that the Company launches in China under this Agreement through FLELC's efforts, as compensation for FLELC's services.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION SOLAR INTERNATIONAL, INC.

Dated: January 13, 2016

By: /s/ Desmond Wheatley

Desmond Wheatley, Chief Executive Officer